EXHIBIT 4.5

- -------------------------------------------------------------------------------

                          PLAYERS INTERNATIONAL, INC.,

                                     Issuer

                                      and

                          THE GUARANTORS NAMED HEREIN

                                      and

                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,

                                    Trustee

                              -------------------

                         SECOND SUPPLEMENTAL INDENTURE

                           Dated as of ________, 1995

                    to Indenture dated as of April 10, 1995


                              -------------------

                                  $150,000,000

                    10 7/8% Senior Notes Due 2005, Series B



- -------------------------------------------------------------------------------

                         SECOND SUPPLEMENTAL INDENTURE

     This Second Supplemental Indenture (the "Second Supplemental Indenture") dated as of _______ __, 1995, is by and among Players International, Inc., a Nevada corporation (the "Company"), the Guarantors whose names are set forth on the signature pages below, and First Fidelity Bank, National Association, as Trustee (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of April 10, 1995 (the "Original Indenture") as supplemented by a First Supplemental Indenture dated as of April 25, 1995 in connection with the Company's issuance of its 10-7/8% Senior Notes due 2005 (the "Original Senior Notes");

     WHEREAS, the Indenture provides for the issuance of Exchange Senior Notes upon the surrender and cancellation of Original Senior Notes of like aggregate principal amount in accordance with the Registration Rights Agreement;

     WHEREAS, the Indenture contemplates the execution and delivery of a supplemental indenture for the purpose of setting out the form of the Exchange Senior Notes and to set forth such other matters as may be necessary or desirable in connection with the Exchange Offer;

     WHEREAS, all acts and things necessary to constitute this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done and performed and the parties hereto have duly authorized the execution and delivery of this Second Supplemental Indenture and are jointly and severally obligated hereunder.

     NOW, THEREFORE, in consideration of the premises, the parties hereto hereby covenant and agree as follows:

     1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Original Indenture.

     2. Form and Dating. The Exchange Senior Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of the Exchange Senior Note and Trustee's certificate contained in Exhibit A hereto, which Exhibit is a part of this Second Supplemental Indenture. The Exchange Senior Notes may have had notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Exchange Senior Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Exchange Senior Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Exchange Senior Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of Exchange Senior Note shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee by their execution and delivery of this Second Supplemental Indenture, hereby agree to such terms and provisions and to be bound thereby.

     3. Execution and Authentication. The Exchange Senior Notes shall be executed and authenticated in accordance with the provisions of Section 2.2 of the Indenture.

     4. Execution and Delivery of Guaranty. To evidence its Guaranty of the Exchange Senior Notes as provided in Section 13.1 of the Original Indenture, each Guarantor agrees that a notation of such Guarantees in substantially the form attached hereto as contained in Exhibit A shall be endorsed on each Exchange Senior Note authenticated and delivered by the Trustee and such Guaranty shall be executed on behalf of such Guarantor by manual or facsimile signature of an Officer of such Guarantor or, if applicable, of its member or general partner, as provided in the form of Guaranty set forth in Exhibit A.

     5. Confirmation of Indenture. Except as amended and supplemented by this Second Supplemental Indenture, the Original Indenture as heretofore supplemented by the First Supplemental Indenture is ratified and confirmed in all respects.

     6. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

     7. Execution in Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                                        PLAYERS INTERNATIONAL, INC.


                                        By:________________________________
                                        Name:  Peter J. Aranow
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Secretary


                                        FIRST FIDELITY BANK, NATIONAL
                                          ASSOCIATION, as Trustee

                                        By:________________________________
                                        Name:
                                        Title:



                                        PLAYERS LAKE CHARLES, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS RIVERBOAT MANAGEMENT, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS RIVERBOAT, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS RIVERBOAT, LLC

                                        By: Players Riverboat Management, Inc.,
                                            member

                                        By:________________________________
                                        Name:
                                        Title:

                                        SHOWBOAT STAR PARTNERSHIP

                                        By: Players Riverboat, LLC,
                                            general partner

                                        By: Players Riverboat Management, Inc.,
                                            member


                                        By:________________________________
                                        Name:
                                        Title:

                                        By: Players Riverboat Management, Inc.,
                                            general partner


                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS NEVADA, INC.


                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS MESQUITE GOLF CLUB, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS MESQUITE LAND, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS INDIANA, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                        PLAYERS MICHIGAN CITY, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        PLAYERS MICHIGAN CITY MANAGEMENT, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                        PLAYERS BLUEGRASS DOWNS, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                        RIVER BOTTOM, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                        PLAYERS MARYLAND HEIGHTS, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        SOUTHERN ILLINOIS RIVERBOAT/
                                        CASINO CRUISES, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                                                      EXHIBIT A

                          FORM OF EXCHANGE SENIOR NOTE

                          PLAYERS INTERNATIONAL, INC.
                              10 7/8% SENIOR NOTE
                               DUE 2005, SERIES B


No.                                                                           $


                  Players International, Inc., a Nevada corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of _________ Dollars, on April 15, 2005.

                  Interest Payment Dates: April 15 and October 15. Record Dates: April 1 and October 1.

                  Reference is made to the further provisions of this Senior Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

(seal)                                      PLAYERS INTERNATIONAL, INC.


                                            By: _________________________
                                            Title: ______________________

Attest:


- ------------------------
Secretary


                         FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Senior Notes described in the within-mentioned Indenture.

Dated:  ________________

                                            First Fidelity Bank, National
                                            Association, as Trustee


                                            By: ____________________________
                                                Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                          PLAYERS INTERNATIONAL, INC.

                              10 7/8% Senior Note
                               due 2005, Series B

1.       Interest.

         Players International, Inc., a Nevada corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 7/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 7/8% per annum compounded semi-annually.

         The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from April 17, 1995. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, First Fidelity Bank, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of April 10, 1995, as supplemented by a First Supplemental Indenture dated as of April 25, 1995 and a Second Supplemental Indenture dated __________, 1995 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein have the meanings ascribed to such terms in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement thereof. The Securities are senior unsecured obligations of the Company limited in aggregate principal amount to $150,000,000 and are unconditionally guaranteed by certain of the Company's present, and all of the Company's future, Subsidiaries.

5.       Redemption.

         The Securities may be redeemed in whole or, from time to time, in part, at any time on or after April 15, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing April 15 of each of the years indicated below, in each case, plus any accrued but unpaid interest to the Redemption Date. Except as otherwise provided in the next paragraph, the Securities may not otherwise be redeemed.


                 Year                                                          Redemption Price
                 ----                                                          ----------------
         2000                                                                       104.078%
         2001                                                                       102.719%
         2002                                                                       101.359%
         2003 and thereafter                                                        100.000%

         The Securities may also be redeemed at any time if the ownership of any of the Securities by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any Governmental Authority or the Board of Directors of the Company (including, without limitation, such Holder failing to qualify or to be found suitable under applicable Gaming Laws).

         Any redemption of the Securities will comply with Article III of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be sent by first class mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each Holder whose Securities are to be redeemed (unless a shorter notice shall be required by any Governmental Authority) at such Holder's last address as then shown upon the Company's registry books. Securities may be redeemed in part in multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (a) any

Definitive Security selected for redemption in whole or in part pursuant to
Article III of the Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning fifteen (15) Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XII or Section 5.14 of the Indenture or a notice of the Company's intent to redeem Senior Notes pursuant to Article III of the Indenture and ending at the close of business on the day of such mailing.

8.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of the Security for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

         If the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognize firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its and the Guarantors' obligations discharged with respect to outstanding Securities by defeasing the Securities, as more fully described in Article IX of the Indenture.

11.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 7.8 of the Indenture, the Holder or Holders of a majority in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of the Indenture or the Securities. Notwithstanding the foregoing, and subject to the provisions of Section 10.2 of the Indenture, without the consent of the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of then outstanding Securities, no such amendment, supplemental indenture or waiver shall change any provision of
Article VII or Article XIII of the Indenture or extend any Maturity Date of any Senior Note. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and the Guarantors to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must peri- odically report to the Trustee on compliance with such limitations.

13.      Ranking.

         Payment of principal of, premium, if any, and interest on the Securities ranks Pari Passu in right of payment with all present and future senior Indebtedness of the Company and senior to all future subordinated Indebtedness of the Company. The payment of the principal of, premium, if any, and interest on the Securities is unconditionally guaranteed on a senior unsecured basis by certain of the present and all future Subsidiaries of the Company, as more fully set forth in the Indenture. The Guarantees will rank Pari Passu with all existing and future senior Indebtedness of the Guarantors and senior to all future subordinated Indebtedness of the Guarantors.

14.      Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) The Indenture imposes certain limitations on the ability of the Company or any of its Subsidiaries to sell assets or to incur an Event of Loss. In the event the Net Cash Proceeds from an Asset Sale or Event of Loss exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale or Event of Loss in its business or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

15.      Gaming Laws.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

16.      Defaults and Remedies.

         If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of Securities then outstanding may declare all principal and interest thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before the

Trustee enforces the Indenture or the Securities. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.      Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

19.      No Recourse Against Others.

         No direct or indirect stockholder, incorporator, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantors under this Indenture or the Senior Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

20.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause
CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                              FORM OF GUARANTEE

                  For value received, Players Lake Charles, Inc., a Louisiana corporation; Players Riverboat Management, Inc., a Nevada corporation; Players Riverboat, Inc., a Nevada corporation; Players Mesquite Golf Club, Inc., a Nevada corporation; Players Indiana, Inc., an Indiana corporation; Players Michigan City, Inc., an Indiana corporation; Players Riverboat, LLC, a Louisiana limited liability company; Players Nevada, Inc., a Nevada corporation; Players Bluegrass Downs, Inc., a Kentucky corporation; Players Mesquite Land, Inc., a Nevada corporation; Players Michigan City Management, Inc., an Indiana corporation; Players Maryland Heights, Inc., a Missouri corporation; River Bottom, Inc., a Missouri corporation; Showboat Star Partnership, a Louisiana general partnership, and Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation, hereby unconditionally guarantee to the Holder of the Senior Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Senior Note and this Guarantee were issued, of the principal of, premium (if any) and interest on such Senior Note when and as the same shall become due and payable for any reason according to the terms of such Senior Note and Article XIII of the Indenture. The Guarantee of the Senior Note upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Senior Note.


Players Lake Charles, Inc.,                               Players Michigan City, Inc.,
a Louisiana corporation                                   an Indiana corporation

By:______________________________                         By:______________________________
Its:_____________________________                         Its:_____________________________


Players Riverboat Management,                             Players Riverboat, LLC
Inc., a Nevada corporation                                a Louisiana limited liability company

By:______________________________                         By: Players Riverboat
Its:_____________________________                         Management, Inc., member
                                                          By:______________________________
                                                          Its:_____________________________


Players Riverboat, Inc.,                                  Players Nevada, Inc.,
a Nevada corporation                                      a Nevada corporation

By:______________________________                         By:______________________________
Its:_____________________________                         Its:_____________________________






Players Mesquite Golf Club,                               Players Bluegrass Downs, Inc.,
Inc., a Nevada corporation                                a Kentucky corporation

By:______________________________                         By:______________________________
Its:_____________________________                         Its:_____________________________


Players Indiana, Inc., an                                 Players Mesquite Land, Inc., a
Indiana corporation                                       Nevada corporation

By:______________________________                         By:______________________________
Its:_____________________________                         Its:_____________________________


Players Michigan City                                     Players Maryland Heights,
Management, Inc., an Indiana                              Inc., a Missouri corporation
corporation

By:______________________________                         By:______________________________
Its:_____________________________                         Its:_____________________________


River Bottom, Inc., a Missouri                            Showboat Star Partnership, a
corporation                                               Louisiana general partnership
                                                          By: Players Riverboat, LLC,
                                                              general partner
By:______________________________                         By: Players Riverboat
Its:_____________________________                             Management, Inc.,
                                                              member

                                                           By:______________________________
                                                           Its:_____________________________

                                                           By: Players Riverboat
                                                               Management, Inc.,
                                                               general partner

                                                           By:______________________________
                                                           Its:_____________________________


                                                           Southern Illinois
                                                           Riverboat/Casino Cruises,
                                                           Inc. an Illinois corporation
                                                           By:______________________________
                                                           Its:_____________________________


                               FORM OF ASSIGNMENT

         I or we assign this Security to

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

[Print or type name, address and zip code of assignee]

         Please insert Social Security or other identifying number of assignee

__________________________________________   and irrevocably appoint
______________________________   agent to transfer this Security on the books
of the Company.  The agent may substitute another to act for him.

Dated:  __________                          Signed: ____________________________



                        (Sign exactly as name appears on
                        the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

                     /  / Section 5.14          /  / Article XII

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.14 or Article XII of the Indenture, as the case may be, state the principal amount you want to be purchased: $_______________



Date:_________________         Signature:____________________________________
                                          (Sign exactly as your name
                                           appears on the other side of
                                           this Security)